Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF OHIO

In re:	:	Chapter 11
:
LTV STEEL COMPANY, INC.,	:	Jointly Administered
a New Jersey corporation, et al.,	:	Case No. 00-43866
:
Debtors.	:	Judge Richard L. Speer

ORDER, PURSUANT TO SECTIONS 105(A), 365

AND 1112(B) OF THE BANKRUPTCY CODE, (I) DISMISSING THE

CHAPTER 11 CASES OF LTV STEEL COMPANY, INC. AND THE LTV

CORPORATION, (II) AUTHORIZING THE DEBTORS TO (A) REJECT

EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND (B) DESTROY

REMAINING RECORDS AND (III) GRANTING CERTAIN RELATED RELIEF

This matter coming before the Court on the Joint Motion of Debtors LTV Steel Company, Inc. and The LTV Corporation and the Official Committee of Administrative Claimants for an Order, Pursuant to Sections 105(a), 365 and 1112(b) of the Bankruptcy Code, (I) Dismissing the Debtors’ Chapter 11 Cases, (II) Authorizing the Debtors to (A) Reject Executory Contracts and Unexpired Leases and (B) Destroy Remaining Records and (III) Granting Certain Related Relief (the “Motion”),1 filed by debtors LTV Steel Company, Inc. (“LTV_Steel”) and The LTV Corporation (“LTV Corp.” and, together with LTV Steel, the “LTV Debtors”) and the official committee of Administrative Claimants appointed in the LTV Steel case (the “ACC”); the Court having reviewed the Motion and having considered the statements of counsel with respect to the Motion at a hearing before the Court (the “Hearing”); and the Court having found that (i) the Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b), (iii) notice of the Motion was sufficient under the circumstances, (iv) cause exists to dismiss the LTV Debtors’ bankruptcy cases, (v) the dismissal of the LTV Debtors’ bankruptcy cases is in the best interest of the LTV Debtors’ estates

[1]	Capitalized terms not otherwise defined herein shall have the meanings given to them in the Motion.

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and creditors, (vi) the rejection of the Remaining Contracts is a reasonable and sound exercise of the LTV Debtors’ business judgment and is in the best interests of their estates and creditors, (vii) the decision to destroy the Debtors’ remaining records in accordance with the Records Destruction Order is a reasonable and sound exercise of the LTV Debtors’ business judgment, and (viii) it is reasonable and appropriate under the circumstances to exculpate the Movants from liability in connection with the winddown of the LTV Debtors’ estates, dismissal of the LTV Debtors’ cases and dissolution of the LTV Debtors; and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein;

IT IS HEREBY ORDERED THAT:

1. The Motion is GRANTED.

2. The chapter 11 cases of LTV Steel Company, Inc. (Case No. 00-43866), Georgia Tubing Corporation (Case Nos. 00-43878; 00-43866) and The LTV Corporation (Case No. 00-43867) are hereby dismissed pursuant to section 1112(b) of the Bankruptcy Code.

3. All of the LTV Debtors’ remaining executory contracts and unexpired leases, including such executory contracts and unexpired leases as are identified on Exhibit B to the Motion, are hereby deemed rejected pursuant to section 365 of the Bankruptcy Code.

4. The LTV Debtors are hereby authorized, but not required, to abandon or destroy, in their discretion, 45 days after the entry of this Order, any of the Debtors’ remaining records in their possession or the possession of their agents, including the Magnetic Tapes.

5. From and after the entry of this Order, the LTV Debtors and any of their respective present or former directors, officers, attorneys, consultants and advisors, and the ACC and any of its members, attorneys, consultants, advisors and agents (acting in such capacity), shall neither have nor incur any liability to any person for any act taken or omitted, or to be

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taken, in connection with or related to the processes of: (a) winding down the LTV Debtors’ estates, including, but not limited to, the formation, preparation, dissemination, approval or implementation of the APP Order, LTV Steel Winddown Order and the Distribution and Dismissal Procedures Order; (b) seeking and effectuating the dismissal of the LTV Debtors’ bankruptcy cases, including, but not limited to, the formation, preparation, dissemination, approval, implementation or consummation of the Motion and this Order; and (c) dissolving the LTV Debtors in accordance with applicable non-bankruptcy law and the Distribution and Dismissal Procedures Order; provided, however, that the foregoing provision shall not affect the liability of any person that otherwise would result from any such act or omission to the extent that the act or omission is determined in a final order of a court of competent jurisdiction to have constituted willful misconduct or violation of law.

6. Upon Logan and Company, Inc.’s (“Logan”) fulfillment of all requirements imposed by the Clerk of the Court (the “Clerk”) upon Logan in connection with the Debtors’ chapter 11 cases (including, but not limited to, any requirement that Logan transmit to the Clerk (or to such party as the Clerk may direct) (a) copies of the final claims registers maintained in the Debtors’ chapter 11 cases (in both alphabetical and numerical order) and (b) all original proofs of claim filed in the Debtors’ chapter 11 cases), (x) the responsibilities of Logan as the claims and noticing agent in these chapter 11 cases shall be discharged and terminated and (y) Logan shall be authorized to (i) destroy any documents remaining in Logan’s possession (including, but not limited to, notices filed in the Debtors’ chapter 11 cases that were returned to

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Logan as undeliverable or any ballots filed in such cases) and (ii) delete any electronically stored information regarding these chapter 11 cases.

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